Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2025 relating to the financial statements of Huntsman Corporation and Huntsman International LLC, and the effectiveness of Huntsman Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Huntsman Corporation and Huntsman International LLC for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Houston, Texas

May 2, 2025